Exhibit 99.1

Written Statement
Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Robert B. Mang, the Chief Executive Officer of Galyans Trading Company, Inc. (the "Company"), pursuant to ss. 18 U.S.C. 1350, hereby certifies that:

(i.)	the Form 10-Q for the quarterly period ended May 3, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2003

/s/ ROBERT B. MANG
Robert B. Mang

A signed original of this written statement required by Section 906 has been provided to Galyan’s Trading Company, Inc. and will be retained by Galyan’s Trading Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Written Statement
Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Edward S. Wozniak, the Chief Financial Officer of Galyan's Trading Company, Inc. (the "Company"), pursuant to ss. 18 U.S.C. 1350, hereby certifies that:

(i.)	the Form 10-Q for the quarterly period ended May 3, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2003

/s/ EDWARD S. WOZNIAK
Edward S. Wozniak

A signed original of this written statement required by Section 906 has been provided to Galyan’s Trading Company, Inc. and will be retained by Galyan’s Trading Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.